VILLAGE SUPER MARKET, INC.
                         EXECUTIVE OFFICES
                        733 Mountain Avenue
                    Springfield, New Jersey 07081
                       Phone:  (973) 467-2200
                        Fax:  (973) 467-6582


                     VILLAGE SUPER MARKET, INC.
             DECLARES STOCK SPLIT AND INCREASED DIVIDEND


Contact:   Kevin Begley, CFO
           (973) 467-2200, Ext. 220
           Kevin.Begley@wakefern.com


     Springfield, New Jersey - December 5, 2008 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared a two-for-one stock split and a 12% increase in the quarterly cash dividend. The increased quarterly cash dividends are $.185 per Class A common share and $.12 per Class B common share. These dividends are adjusted for the two-for-one stock split. The stock split and dividends will be payable on January 22, 2009 to shareholders of record at the close of business on December 29, 2008.

     Village Super Market operates a chain of 25 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.